As filed with the Securities and Exchange Commission on May 27, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIFELINE SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	20-1591429
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

111 Lawrence Street, Framingham, Massachusetts	01702
(Address of Principal Executive Offices)	(Zip Code)

2005 Employee Stock Purchase Plan

(Full Title of the Plan)

Ronald Feinstein

President and Chief Executive Officer

Lifeline Systems, Inc.

111 Lawrence Street

Framingham, MA 01702

(Name and Address of Agent For Service)

(508) 988-1000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.02 par value per share (including associated Preferred Stock Purchase Rights)	200,000 shares	$32.98(2)	$6,596,000(2)	$776.35

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on May 25, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c) The description of the common stock, $0.02 par value per share (including the associated preferred stock purchase rights), of the Registrant contained in Amendment No. 1 to the Registrant’s registration statement on Form 8-A/A, filed with the Commission on December 10, 2004 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the securities being offered by this registration statement will be passed on for the Registrant by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Jeffrey A. Stein, the Registrant’s Secretary, is a partner in the law firm of Wilmer Cutler Pickering Hale and Dorr LLP.

Item 6. Indemnification of Directors and Officers.

Article VI, Section 3, of the Registrant’s articles of organization provides that a director of the Registrant shall not be personally liable to the Registrant for monetary damages resulting from a breach of fiduciary duty as a director, to the fullest extent permitted by Chapter 156D of the General Laws of Massachusetts (the “Massachusetts Business Corporation Act”). The Massachusetts Business Corporation Act prohibits the elimination or limitation of directors’ liability for any of the following:

(a) Breaches of the director’s duty of loyalty to the Registrant or its shareholders;

(b) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c) Acts covered by Section 6.40 of the Massachusetts Business Corporation Act (which relates generally to the liability of directors for authorizing distributions to shareholders at a time when the Registrant is insolvent or bankrupt); and

(d) Transactions from which the director derived an improper personal benefit.

The Massachusetts Business Corporation Act requires Massachusetts corporations to indemnify any director who was wholly successful in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. In addition, the Massachusetts Business Corporation Act permits Massachusetts corporations to indemnify a director who is a party to a proceeding because he is a director against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A Massachusetts corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director, and, if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors or contract, except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

Under Section 7.2 of the Registrant’s bylaws, the Registrant will indemnify, to the fullest extent permitted by the Massachusetts Business Corporation Act, each person who serves or has served as an officer or director of the Registrant or in any capacity with respect to any employee benefit plan of the Registrant against all liabilities and expenses (including judgments, settlements, penalties, fines and reasonable attorneys’ fees) arising out of a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, in which he may be a defendant or otherwise may be involved by reason of his service as a director or officer of the Registrant or as a fiduciary of any such employee benefit plan. However, unless ordered by a court, the Registrant shall

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provide no indemnification if the person seeking indemnification did not act in good faith, did not reasonably believe that his action was in the best interests of the Registrant or that his conduct was at least not opposed to the best interests of the Registrant or, in the case of any criminal proceeding, had reasonable cause to believe his conduct was unlawful.

The indemnification provisions of the bylaws permit the Registrant to indemnify directors and officers against claims resulting from suits against such persons by or in the right of the Registrant (hereinafter referred to as “derivative actions”), provided that such person is determined to have acted in good faith and in the reasonable belief that his action was in the best interest of the Registrant. It is possible that a court will determine that the provision relating to the indemnification for amounts paid on account of derivative actions is against public policy and is therefore unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant has obtained on behalf of its directors and officers insurance protection against certain liabilities arising out of the discharge of their duties. The Registrant has also obtained insurance covering the Registrant against indemnification payments to its directors and officers for certain liabilities. However, to the extent such coverage is inadequate to cover claims against directors or officers, the Registrant may be required pursuant to its bylaws to reimburse the directors or officers for the uninsured portion of such claims. In such an event, the Registrant’s indemnification obligations to its directors and officers could have a material negative impact on the Registrant’s financial condition and on shareholder equity.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

1. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, Commonwealth of Massachusetts, on this 27th day of May, 2005.

LIFELINE SYSTEMS, INC.

By:	/s/ Ronald Feinstein
Ronald Feinstein
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Lifeline Systems, Inc., hereby severally constitute and appoint Ronald Feinstein, L. Dennis Shapiro and Jeffrey A. Stein, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Lifeline Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ronald Feinstein Ronald Feinstein	President and Chief Executive Officer and Director (principal executive officer)	May 27, 2005

/s/ Mark G. Beucler Mark G. Beucler	Vice President, Finance, Chief Financial Officer and Treasurer (principal financial and accounting officer)	May 27, 2005

/s/ L. Dennis Shapiro L. Dennis Shapiro	Director	May 27, 2005

/s/ Everett N. Baldwin Everett N. Baldwin	Director	May 27, 2005

/s/ S. Ward Casscells, III, M.D. S. Ward Casscells, III, M.D.	Director	May 27, 2005

/s/ Ellen Feingold Ellen Feingold	Director	May 27, 2005

/s/ Joseph E. Kasputys, Ph.D. Joseph E. Kasputys, Ph.D.	Director	May 27, 2005

/s/ Carolyn C. Roberts Carolyn C. Roberts	Director	May 27, 2005

/s/ Gordon C. Vineyard, M.D. Gordon C. Vineyard, M.D.	Director	May 27, 2005

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Articles of Organization of the Registrant, as amended.

4.2	Amended and Restated Bylaws of the Registrant, as amended.

4.3	Rights Agreement dated November 19, 2004 between the Registrant and Registrar and Transfer Company, as Rights Agent (Incorporated by reference from Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on December 10, 2004).

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included on signature page of this registration statement).